Exhibit 99.1

FOR IMMEDIATE RELEASE

BOGOTA FINANCIAL CORP.

ANNOUNCES ADOPTION OF REPURCHASE PROGRAM

TEANECK, NEW JERSEY, June 16, 2021—Bogota Financial Corp. (the “Company”) (Nasdaq: BSBK), the holding company for Bogota Savings Bank, announced it has adopted a program to repurchase 296,044 shares of its common stock, which is approximately 5% of its outstanding common stock (excluding shares held by Bogota Financial, MHC). This is the Company’s first stock repurchase program since completing its mutual holding company reorganization and related stock offering in January 2020.

Repurchases are expected to commence after the Company publicly releases its results of operations for the period ended June 30, 2021. Shares may be repurchased in open market or private transactions or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission.

The timing and amount of any repurchases will depend on a number of factors, including the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital, and the Company’s financial performance. Open market purchases will be made in accordance with Rule 10b-18 of the Securities and Exchange Commission and other applicable legal requirements. The Company is not obligated to repurchase any particular number of shares or any shares in any specific time period.

About Bogota

Bogota Financial Corp. is a Maryland corporation organized as the mid-tier holding company of Bogota Savings Bank and is the majority-owned subsidiary of Bogota Financial, MHC. Bogota Savings Bank is a New Jersey chartered stock savings bank that has served the banking needs of its customers in New Jersey since 1893. It operates from five offices located in Bogota, Newark, Oak Ridge, Parsippany and Teaneck, New Jersey.

Forward-Looking Statements

This press release contains certain forward-looking statements about Bogota Financial and Bogota Savings Bank. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: (1) the interest rate environment may further compress margins and adversely affect new interest income; (2) the risks associated with continued diversification of assets and adverse changes to credit quality; (3) general economic conditions and increased competitive pressure; (4) conditions within the securities markets; and (5) changes in legislation, regulations and policies. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Bogota Financial’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website (www.sec.gov).

Further, given its ongoing and dynamic nature, it is difficult to predict what continued effects the COVID-19 pandemic will have on our business and results of operations. The pandemic and the related local and national economic disruption may result in a decline in demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; an increase in our allowance for loan losses; a decline in the value of loan collateral, including real estate; a greater decline in the yield on our interest-earning assets than the decline in the cost of our interest-bearing liabilities; and increased cybersecurity risks, as employees increasingly work remotely.

Bogota Financial does not undertake an obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Contact Information

For Bogota Financial Corp.:

Joseph Coccaro

President and Chief Executive Officer

(201) 862-0660

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